Exhibit 99.1

0 Investor Presentation First Quarter 2022

DISCLAIMER

First Hawaiian, Inc.

Forward-Looking Statements

This presentation contains, and from time-to-time in connection with this presentation our management may make, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements reflect our views at such time with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "might," "should," "could," "predict," "potential," "believe," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "would," "annualized," and "outlook," or the negative version of these words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, and any such forward-looking statements are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Further, statements about the potential effects of the COVID-19 pandemic on our businesses and financial results and conditions may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties and us. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, including (without limitation) the risks and uncertainties associated with the ongoing impacts of COVID-19, the domestic and global economic environment and capital market conditions and other risk factors, can be found in our SEC filings, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2020, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, which are available on our website (www.fhb.com) and the SEC's website (www.sec.gov). Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by applicable law.

Use of Non-GAAP Financial Measures

The information provided herein includes certain non-GAAP financial measures. We believe that these core measures provide useful information about our operating results and enhance the overall understanding of our past performance and future performance. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results or financial condition as reported under GAAP. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. The reconciliation of such measures to the comparable GAAP figures are included in the appendix of this presentation.

Other

References to "we," "us," "our," "FHI," "FHB," "Company," and "First Hawaiian" refer to First Hawaiian, Inc. and its consolidated subsidiaries.

1

HIGHLIGHTS • New covid cases and hospitalizations have peaked and are rapidly declining • As of Feb 10, approximately 56.7% of those eligible have received a booster or third dose • State unemployment rate continues to decline: Dec 2021 unemployment rate was 5.7% • Residential real estate market remains strong STATE OF HAWAII UPDATE CONFIRMED COVID - 19 + HOSPITAL PATIENTS STATE OF HAWAII VACCINATION PROGRESS 1 Source: US Department of Labor – Bureau of Labor Statistics Source: https://hiema - hub.hawaii.gov/pages/covid - dashboard as of 2/10/22 Source: https://health.hawaii.gov/coronavirusdisease2019/current - situation - in - hawaii/ as of 2/10/22 (1) Totals include Jurisdiction (state), Federal Agency, and Federal Pharmacy doses PERCENT OF POPULATION FULLY VACCINATED 75.3% DAILY AVERAGE VISITOR ARRIVALS 1 2 3 RD DOSES ADMINISTERED 517,696 Source: https://hawaiicovid19.com/travel/data/ (1) MTD through 2/9/22 29.2 24.3 17.6 18.5 20.6 23.7 18.1 18.7 Jul-21 Aug-21 Sep-21 Oct-21 Nov-21 Dec-21 Jan-22 Feb-22 (thousands)

Q4 2021 FINANCIAL HIGHLIGHTS[1]

First Hawaiian, Inc.

	Q4 2021	Q3 2021
Net Income ($mm)	$57.0	$64.3
Diluted EPS	$0.44	$0.50
Net Interest Margin	2.38%	2.36%
Efficiency Ratio	60.5%	55.1%
ROA / ROATA[2]	0.88% / 0.92%	1.02% / 1.06%
ROE / ROATCE[2]	8.46% / 13.47%	9.31% / 14.63%
Tier 1 Leverage Ratio CET 1 Capital Ratio Total Capital ratio	7.24% 12.24% 13.49%	7.39% 12.63% 13.88%
Dividend[3]	$0.26 / share	$0.26 / share

- Net income $57.0 mm
- Grew loans $414 mm (ex PPP)
- Grew consumer and commercial deposits $675 mm, reduced public deposits $978 mm
- Terminated $200 mm of FHLB advances w/ wtd avg rate of 2.73%. $9 mm prepay charge
- Excellent credit quality. No provision expense taken
- Well capitalized: 12.24% CET1 ratio
- Declared $0.26 / share dividend
- Repurchased $21.5 mm of common stock
- Board approved $75 mm stock repurchase program for 2022

(1) Comparisons to Q3 2021
(2) ROATA and ROATCE are non-GAAP financial measures. A reconciliation of average tangible assets and average tangible stockholders' equity to the comparable GAAP measurements is provided in the appendix of this slide presentation.
(3) Declared on January 19, 2022. Payable March 4, 2022 to shareholders of record at close of business on February 18, 2022.

3

PROACTIVELY MANAGING THE BALANCE SHEET 4 $ thousands 12/31/21 9/30/21 Assets Int - bearing Deposits in Other Banks $ 1,011.8 $ 2,130.6 Investment Securities 8,428.0 7,953.7 Loans and Leases 12,962.0 12,834.3 Total Assets 24,992.4 25,548.3 Liabilities Deposits 21,816.1 22,120.0 Long - Term Borrowings --- 200.0 Comments • Reduced excess liquidity o Moved almost $1 bn in public deposits off the balance sheet o Funded loan growth o Deployed into investment securities • Prepaid $200 mm FHLB advances o Total interest savings of $12 million, includes $5.5 mm in 2022 o Reduces FDIC insurance expense o Strengthens capital position

INVESTMENT HIGHLIGHTS 5 Strong, Consistent Financial Performance Leading Position In Attractive Markets Experienced Leadership Team High Quality Balance Sheet Proven Through The Cycle Performance Well - Capitalized With Attractive Dividend 1 2 3 4 5 6

STRONG PERFORMER IN ATTRACTIVE MARKET

First Hawaiian, Inc.

Branch Presence



54 branches
Kauai
Niihau
Oahu
Honolulu
Molokai
Maui
Lanai
Kahoolawe
Hawaii Island
Saipan
Guam

Financial Overview – 4Q 2021 YTD ($ billions)

Market Cap	*$ 3.7*	*Loans*	*$ 13.0*
Assets	*$ 25.0*	*Deposits*	*$ 21.8*

ROATCE(2), (4)



16.3%
16.0%
FHB
Peer Median(1)

ROATA(2), (4)



1.2%
1.4%
FHB
Peer Median(1)

Efficiency Ratio(2), (3)



54.3%
57.1%
FHB
Peer Median(1)

Cost of Deposits



7 bps
14 bps
FHB
Peer Median(1)

NALs / Loans



0.05%
0.39%
FHB
Peer Median(1)

Dividend Yield (5)



3.61%
2.64%
FHB
Peer Median(1)

Company Highlights

- ✓ Oldest and largest Hawaii-based bank
- ✓ Full-service community bank with complete suite of products & services
- ✓ Largest combined deposit base in Hawaii, Guam and Saipan
- ✓ Largest Hawaii-based lender
- ✓ $19.2 bn assets under administration as of 4Q21
- ✓ Proven through the cycle and outstanding operating performance

Source: Public filings and S&P Global Market Intelligence as of 4-Feb-2022
Note: Financial data as of 31-Dec-2021. Market data as of 4-Feb-2022.

(1) Peer median is based on public banks $10–$50bn in assets constituted as of 31-Dec-2021; excludes merger targets.
(2) FHB ratios shown as core. Core operating measures exclude certain gains, expenses and one-time items. See annual and quarterly non-GAAP reconciliation of core net income, core net interest income, core noninterest income and core noninterest expense in the appendix.
(3) Core efficiency ratio is a non-GAAP financial measure. We compute our core efficiency ratio as the ratio of core noninterest expense to the sum of core net interest income and core noninterest income. Reconciliation of the components of our core efficiency ratio to comparable GAAP measures are provided in the appendix.
(4) ROATA (Return On Average Tangible Assets) and ROATCE (Return on Average Tangible Common Equity) are non-GAAP financial measures. A reconciliation to the comparable FHB GAAP measures is provided in the appendix.
(5) Dividend yield based on dividend paid in 4Q 2021 and closing market price as of 4-Feb-2022.

6

DESPITE NEAR - TERM CHALLENGES, THE FUNDAMENTAL STRENGTHS OF HAWAII’S ECONOMY REMAIN INTACT 7 • Attractive destination for domestic and international travelers • Attractive alternative for travelers concerned about international travel • Well - developed visitor industry infrastructure • High quality medical care • Strategically important • Headquarters of US Indo - Pacific Command and regional component commands: Army, Navy, Air Force, Marines • Estimated total defense spending in Hawaii in 2020: $7.7bn (3) • Defense spending is 8.5% of state GDP (3) • Over 50k active duty, National Guard and Reserve personnel stationed in Hawaii (3) • Almost 20k civilian employees (3) Government 20% Real Estate 20% Residential RE 23% Other 15% Transportation & Warehousing 5% Entertainment 10% Professiona l 9 % Construction 6% Retail Trade 7 % Healthcare & Education 8% Hawaii GDP by Industry (2019) (1) Visitor spending is ~19% of Hawaii GDP (2) (1) US Bureau of Economic Analysis (2) Based on $17.9bn of 2019 visitor spending according to Hawaii Department of Business, Economic Development and Tourism. Fundamental Strengths (3) defenseeconomy.hawaii.gov

$9.1 $21.8 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20 '21 Source: Public filings and S&P Global Market Intelligence as of 4 - Feb - 2022 Note: Financial data as of 31 - Dec - 2021. $10 – $50bn banks constituted as of 31 - Dec - 2021; excludes merger targets. (1) FHB ratios shown as core. Core excludes certain gains, expenses and one - time items. See annual and quarterly non - GAAP reconcilia tions of core net income, core net interest income, core noninterest income and core noninterest expense used to calculate core ratios in the appendix. (2) ROATCE (Return on Average Tangible Common Equity) is a non - GAAP financial measure. A reconciliation to the comparable FHB GAAP measure is provided in the appendix. 12.0% 19.6% 16.3% 10.5% 16.0% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% '11 '12 '13 '14 '15 '16 '17 '18 '19 '20 '21 46.7% 54.3% 60.3% 57.1% 40.0% 45.0% 50.0% 55.0% 60.0% 65.0% 70.0% '11 '12 '13 '14 '15 '16 '17 '18 '19 '20 '21 STRONG PERFORMANCE THROUGH THE CYCLE 8 Through the Cycle Credit Performer Strong Expense Mgmt. Culture (1) Consistent Record of Profitability (1) Consistent Deposit Growth ($ bn ) Steady, Balanced Loan Growth ($ bn ) $6.5 $13.0 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20 '21 NPAs + 90s / Loans + OREO Efficiency Ratio ROATCE (2) 4Q21 Cost of Deposits: 0.06% First Hawaiian, Inc. Public U.S. Banks with $10-$50bn of Assets 0.16% 0.63% 0.11% 0.40% 3.05% 0.44% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20 '21 YTD YTD

$ 356 $ 342 $ 341 $ 332 $ 325 $ 359 $ 385 $ 411 $ 406 $ 370 $ 328 $ – $ 50 $ 100 $ 150 $ 200 $ 250 $ 300 $ 350 $ 400 $ 450 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 1.39% 1.51% 0.91% 1.19% 0.92% 1.37% 1.03% 1.39% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% 1.75% 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 CONSISTENT TRACK RECORD OF STRONG PROFITABILITY 9 Source: Public filings and S&P Global Market Intelligence, as of 4 - Feb - 2022 Note: Financial data as of 31 - Dec - 2021. $10 – $50bn banks constituted as of 31 - Dec - 2021; excludes merger targets. (1) FHB measures shown as core. Core excludes certain gains, expenses and one - time items. See annual and quarterly non - GAAP reconcil iations of core net income, core net interest income, core noninterest income and core noninterest expense used to calculate core ratios in the appendix. (2) PTPP (Pre - Tax, Pre - Provision) Earnings, ROATA (Return On Average Tangible Assets) and ROATCE (Return On Average Tangible Common Equity) are non - GAAP financial measures. A reconciliation to the comparable FHB GAAP measures is provided in the appendix. 12.0% 19.6% 11.1% 16.3% 10.5% 15.8% 11.7% 16.0% 4.0% 8.0% 12.0% 16.0% 20.0% 24.0% 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Year Ended December 31 Core Pre - Tax, Pre - Provision Earnings ($mm) (1) (2) ROATA (1),(2) Stable Earnings Drivers ROATCE (1),(2) Year Ended December 31 Consistent PTPP Earnings Consistent History of Strong Profitability First Hawaiian, Inc. Public U.S. Banks with $10-$50bn of Assets Year Ended December 31 ▪ Dominant loan and deposit positions in attractive markets ▪ Consistent underwriting standards with proven performance through the credit cycle ▪ Demonstrated history of disciplined expense management

0.21% 0.73% 0.10% 0.10% 1.05% 0.06% 0.00% 0.50% 1.00% 1.50% '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20 '21 PROVEN, CONSISTENT, AND CONSERVATIVE CREDIT RISK MANAGEMENT Strong through the cycle credit performance driven by conservative approach to credit risk management 10 Year Ended December 31 0.16% 0.63% 0.11% 0.39% 3.05% 0.44% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20 '21 As of December 31 1.43% 1.21% 1.18% 1.98% 1.15% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20 '21 71.4x 22.2x 3.7x 3.0x '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20 '21 As of December 31 As of December 31 First Hawaiian, Inc. Public U.S. Banks with $10-$50bn of Assets Source: Public filings and SNL Financial, available as of 4 - Feb - 2022 Note: Financial data as of 31 - Dec - 2021. $10 – $50bn banks constituted as of 31 - Dec - 2021; excludes merger targets. NCOs / Average Loans NPAs + 90s / Loans + OREO Reserves / Loans Reserves / Non - Accrual Loans 75.0x 30.0x 20.0x 10.0x 40.0x

3.6% 2.6% First Hawaiian, Inc. Public U.S. Banks with $10-$50bn of Assets WELL - CAPITALIZED WITH AN ATTRACTIVE DIVIDEND $75MM STOCK REPURCHASE PROGRAM IN 2022 11 Source: Public filings and S&P Global Market Intelligence as of 4 - Feb - 2022 Note: Financial data as of 31 - Dec - 2021. $10 – $50bn banks constituted as of 31 - Dec - 2021, excludes merger targets. Percentages m ay not total due to rounding. (1) Dividends and share repurchases are subject to approval of FHI’s board of directors, future capital needs and regulatory appr ov als. (2) Dividend yield (MRQ) based on 4Q 2021 paid dividend and market data as of 4 - Feb - 2022. Robust Capital Position Attractive Dividend Yield (1)(2) Capital Management Approach 12.2% 13.5% 0.7% 1.3% 2.0% 13.5% 16.2% FHI 4Q21 Public U.S. Banks with $10-$50bn of Assets Tier 2 NCT1 CET 1 Tier 1 Leverage 7.2% 9.5% ▪ Retain sufficient earnings to support loan growth and maintain strong capital levels ▪ Held dividend at $0.26/share in Q4 ▪ Repurchased 2.7 mm shares at a total cost of $75mm in 2021 ▪ Announced stock repurchase program for up to $75mm of common stock during 2022

12 Appendix

FULL SUITE OF PRODUCTS AND SERVICES

First Hawaiian, Inc.

First Hawaiian is a full-service community bank focused on building relationships with our customers

First Hawaiian, Inc.

Commercial Lending

- Largest commercial lender in Hawaii
- 58 commercial bankers[2]
- Relationship-based lending
- Primary focus on Hawaii, additional focus on California
- C&I, leases, auto dealer flooring, CRE, and C&D
- Strong relationships with proven local real estate developers

Consumer Lending

- Services provided to individuals and small to mid-sized businesses
- Full service branches, online and mobile channels
- Exclusively in-footprint focus
- First mortgages, home equity, indirect auto financing, and other consumer loans

Deposits

- 33.8% deposit market share in Hawaii[1]
- Retail deposit products offered through branch, online, mobile, and direct channels
- Commercial deposits, treasury and cash management products
- Hawaii state and municipal relationships

Credit Cards

- Leading credit card issuer among Hawaii banks
- Approximately 157,000 accounts with more than $2.1bn annual spend[2]
- Consumer, small businesses, and commercial cards
- Issuer of MasterCard

Wealth Management

- $19.2 bn of AUA[2] and 30 financial advisors[2]
- Personal services include financial planning, insurance, trust, estate, and private banking
- Institutional services include investment management, retirement plan administration, and custody
- Mutual funds provided by Bishop Street Capital Management

Merchant Processing

- Largest merchant processor in Hawaii
- Spans Hawaii, Guam and Saipan
- Over 3,400 terminals processed ~38.4 mm transactions in 2021
- Relationships with all major U.S. card companies and select foreign cards

(1) Source: FDIC as of 30-Jun-2021
(2) As of 31-Dec-2021

13

A LEADER IN HAWAII

First Hawaiian, Inc.

The banking market in Hawaii is dominated by local banks, with the top 4 banks accounting for ~93% of deposits

	First Hawaiian, Inc.	Bank of Hawaii	AMERICAN Savings Bank	CENTRAL PACIFIC BANK
Branches	54	54	40	30
FTEs	2,036	2,056	1,088	787
Assets ($bn)	25.0	22.8	9.2	7.4
Loans ($bn)	13.0	12.3	5.2	5.1
Deposits ($bn)	21.8	20.4	8.2	6.7
2021 ROATCE	16.3%(1),(2)	17.3%	15.5%	14.4%
2021 ROATA	1.19%(1),(2)	1.14%	1.16%	1.13%



Loan Portfolio
Commercial
Commercial RE
Residential RE
HELOC
Consumer & Other
11%
16%
7%
34%
32%
10%
12%
15%
28%
35%
4%
15%
14%
22%
50%
12%
13%
12%
26%
37%
Deposit Portfolio
Transaction Accounts
Savings / MMDA
Time Deposits
8%
43%
49%
5%
58%
37%
5%
6%
89%
11%
56%
33%

Hawaii Deposits[3]				
Balance ($bn)	$19.1	$19.2	$7.9	$6.4
Share	33.8%	34.0%	14.0%	11.3%

Sources: S&P Global Market Intelligence, FDIC, SEC and company filings. Company filings used for peers where available, otherwise regulatory data used.
Note: Financial data as of 31-Dec-2021.
(1) ROATCE (return on average tangible common equity) and ROATA (return on average tangible assets) are non-GAAP financial measures. Reconciliations to the comparable FHB GAAP measures are provided in the appendix.
(2) FHB ROATCE and ROATA shown as core. Core excludes certain expenses, gains and one-time items. See reconciliation of core net income to the comparable FHB GAAP measure in the appendix.
(3) Deposit market share based on FDIC data as of 30-Jun-2021.

14

BALANCE SHEET WELL POSITIONED TO BENEFIT FROM RISING RATES

First Hawaiian, Inc.

NIM expected to bottom in Q1 if Fed begins tightening in March



3.85 % 3.88 % 3.79 % 3.66 % 3.57 % 2.84 % 2.86 % 2.83 % 2.66 % 2.55 % 2.44 % 2.45 %
3.23 % 3.25 % 3.19 % 3.15 % 3.12 % 2.58 % 2.70 % 2.71 % 2.55 % 2.46 % 2.36 % 2.38 %
$ 145 $ 146 $ 143 $ 140 $ 139 $ 128 $ 134 $ 135 $ 129 $ 131 $ 133 $ 137
0.56 % 0.57 % 0.54 % 0.44 % 0.38 % 0.19 % 0.13 % 0.11 % 0.08 % 0.07 % 0.06 % 0.06 %
1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21
Net Int Inc.
Earning Asset Yield
Cost of Deposits
NIM

Well Positioned for Rising Rates

- 29% of loan portfolio indexed to 1 or 3 month Libor, 11% indexed to Prime
- Well-structured investment portfolio with limited extension risk
- Stable, low-cost deposit base
- Hawaii has experienced lower deposit costs and had a lower deposit beta in previous rate cycles

NII Benefit From Rate Hike(1)



NII Sensitivity +100bps
NII Sensitivity +50bps
6.1 %
3.1 %
11.8 %
6.0 %
Ramp
Immediate Change
As of December 31, 2021

(1) For a discussion of the factors that could cause actual NII Sensitivity results to differ from simulation analyses, see "Part I, Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations — Risk Governance and Quantitative and Qualitative Disclosures About Market Risk - Limitations of Market Risk Measures" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

15

$8.9 $9.1 $9.4 $10.2 $10.5 $12.2 $12.9 $13.6 $14.7 $16.1 $16.8 $17.6 $17.2 $16.4 $19.2 $21.8 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20 '21 Demand 43% Money Market 19% Savings 26% Time 7% SOLID, LOW - COST CORE DEPOSIT BASE Strong brand, deep ties to the community and a leading market share position have driven an attractive, low - cost deposit base Deposits: $21.8bn 4Q21 Cost of Deposits: 0.06% Year Ended December 31 Deposit Portfolio Composition Consistent Deposit Growth ($bn) Best - in - Class Cost of Deposits 0.87% 1.92% 0.07% 1.71% 3.02% 0.15% – % 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20 '21 First Hawaiian, Inc. Public U.S. Banks with $10-$50bn of Assets Year Ended December 31 Source: Public filings and S&P Global Market Intelligence, as of 4 - Feb - 2022 Note: Financial data as of 31 - Dec - 2021. $10 – $50bn banks constituted as of 31 - Dec - 2021; excludes merger targets. 5% of Total Deposits are Public Deposits Public Savings 4% Reduced Public Time Deposits by $1.5 bn in 2018 and 2019 Public Time 1% ▪ Reduced the balance of public time deposits by about $1.0 bn in Q4 2021 as part of our balance sheet optimization strategy ▪ Total deposits increased $2.6 bn, or 13.5%, in 2021 ▪ Consumer and commercial deposits increased by $3.1 bn ▪ Public deposits decreased by $0.5 bn Growing Consumer and Commercial Deposits, Reducing Public Time Deposits 16

$6.4 $6.5 $7.9 $8.0 $8.3 $8.3 $9.0 $9.5 $10.0 $10.7 $11.5 $12.3 $13.1 $13.2 $13.3 $13.0 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20 '21 STEADY ORGANIC GROWTH AND BALANCED LOAN PORTFOLIO Steady through the cycle organic loan growth and balanced loan portfolio Expect mid - to - high single digit loan growth (ex PPP) in 2022 17 Well - positioned to serve clients during the financial crisis Loans: $13.0 bn 4Q21 Loan Yield: 3.5% Loans / Deposits 71% 72% 84% 78% 79% 69% 70% 70% 68% 67% 69% 70% 76% 80% 69% 59% Year Ended December 31, Balanced Loan Portfolio (as of 12/31/21) Steady Loan Growth ($bn) Note: Financial data as of 31 - Dec - 2021 ▪ Largest Hawaii - based lender ▪ Balanced Portfolio ▪ 52% Commercial, 48% Consumer ▪ 81% Hawaii/Guam/Saipan, 19% Mainland ▪ Commercial ▪ Hawaii’s leading commercial bank with most experienced lending team. ▪ Average commercial loan officer experience > 25 years ▪ 63 % Hawaii/Guam/Saipan, 37% Mainland ▪ $ 1,161 mm Shared National Credit portfolio ▪ Participating in SNC lending for over 20 years ▪ 25 % Hawaii - based, 75% Mainland ▪ Leading SBA lender Hawaii ▪ SBA Lender of the Year (Category 1) 2017, 2018, 2019 ▪ Leveraged SBA experience to quickly launch PPP program ▪ Originated over 10k PPP loans for over $1.4bn in principal balances in 2020 and 2021 ▪ Consumer ▪ Primarily a Prime and Super Prime lender ▪ ~90% of portfolio collateralized ▪ Financing consumer auto loans for over 40 years C&I $2,087 mm 16% CRE $3,640 mm 28% Construction $814 mm 6% Leasing $231 mm 2% Residential $4,083 mm 32% Home Equity $877 mm 7% Consumer Auto $821 mm 6% Credit Card $291 mm 2% Other Consumer $118 mm 1% Loan Portfolio Highlights (as of 12/31/21) Sold $409 mm SNC loans in 2019

46.7% 46.8% 46.4% 47.9% 50.2% 47.9% 47.0% 46.6% 47.6% 49.8% 54.3% 60.3% 60.3% 62.2% 61.9% 61.1% 59.2% 58.3% 55.8% 55.7% 55.6% 57.1% 40.0% 45.0% 50.0% 55.0% 60.0% 65.0% 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 First Hawaiian, Inc. Public U.S. Banks with $10-$50bn of Assets 2.04% 1.87% 1.78% 1.74% 1.74% 1.71% 1.72% 1.77% 1.81% 1.68% 1.61% 2.96% 2.84% 2.84% 2.69% 2.61% 2.53% 2.46% 2.39% 2.36% 2.19% 1.99% 1.50% 2.00% 2.50% 3.00% 3.50% 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 DEMONSTRATED HISTORY OF DISCIPLINED EXPENSE MANAGEMENT 18 Source: Public filings and S&P Global Market Intelligence, as of 4 - Feb - 2022 Note: Financial data as of 31 - Dec - 2021. $10 – $50bn banks constituted as of 31 - Dec - 2021; excludes merger targets. (1) FHB measures shown as core. Core excludes certain gains, expenses and one - time items. See annual and quarterly non - GAAP reconcil iations of core net income, core net interest income, core noninterest income and core noninterest expense used to calculate core ratios in the appendix. (2) Core efficiency ratio is a non - GAAP financial measure. We compute our core efficiency ratio as the ratio of core noninterest exp ense to the sum of core net interest income and core noninterest income. Reconciliation of the components of our core efficiency ratio to comparable GAAP measures are provided in the appendi x. Year Ended December 31, Year Ended December 31, Noninterest Expense / Average Assets (1) Well Managed Core Noninterest Expense ($mm) (1),(2) Efficiency Ratio (1),(2) • Maintained expense discipline during pandemic • Very little expense growth from 2018 - 2020 • Q4 2021 expenses included a $9 mm charge for prepayment of $200 mm of FHLB advances • 2022 expense outlook: 2021 expenses + 6.5% to 7% • Inflation and normalization of customer activity levels • Expenses related to the new core platform • Additional investments in technology $ 312 $ 301 $ 296 $ 304 $ 327 $ 331 $ 342 $ 359 $ 368 $ 368 $ 393 46.7% 46.8% 46.4% 47.9% 50.2% 47.9% 47.0% 46.6% 47.6% 49.8% 54.3% '11 '12 '13 '14 '15 '16 '17 '18 19 '20 '21 Core Noninterest Expense Core Efficiency Ratio CAGR: 2.3% Year Ended December 31,

ASSET QUALITY CONTINUED STRONG CREDIT PERFORMANCE 19 • 30 - 89 past due comprised of accruing and non - accruing loans Note: TLL - Total Loans and Leases • 90 past due comprised of accruing loans • Includes OREO

ALLOWANCE FOR CREDIT LOSS RESERVE LEVELS CONTINUE TO PROVIDE FOR UNCERTAINTY 20 Rollforward of the On - Balance Sheet Allowance for Credit Losses The economic outlook remained unchanged from Q3 due to the surge in Omicron cases. The ACL decrease is primarily the result of commercial upgrades. Q4 Asset ACL decreased by 2.5% or $4.0 million to $157.3 million with Q4 NCO at $6.2 million. The reserve for unfunded commitments decreased by $2.2 million to $30.3 million. Q4 ACL / Total Loans and Leases is 1.21% of all loans and 1.23% net of PPP loans. ($ in 000’s) C&I CRE Const Lease Mortgage Home Equity Consumer Total 09/30/2021 ACL 23,756 43,599 9,754 2,234 33,768 5,717 42,418 161,246 Charge-offs -4,432 - - - -534 -107 -3,250 -8,323 Recoveries 244 9 100 - 15 28 1,743 2,139 Provision 512 -657 -81 -575 1,115 4 1,882 2,200 12/31/2021 ACL 20,080 42,951 9,773 1,659 34,364 5,642 42,793 157,262 % of Total ACL 12.8% 27.3% 6.2% 1.1% 21.9% 3.6% 27.2% 100.0% Total Loan Balance 2,087,099 3,639,623 813,969 231,394 4,083,367 876,608 1,229,939 12,961,999 ACL/Total LL (w/ PPP) 0.96% 1.18% 1.20% 0.72% 0.84% 0.64% 3.48% 1.21% ACL/Total LL (no PPP) 1.07% 1.18% 1.20% 0.72% 0.84% 0.64% 3.48% 1.23%

HAWAII BANKS HAVE A SIGNIFICANT DEPOSIT ADVANTAGE 21 Source: SNL Financial and the Federal Reserve website (1) Deposit beta is defined as the change in deposit costs as a percentage of the change in Fed Funds over a particular period. D ep osit cost uses starting point (2Q04) to peak (3Q07); one quarter lag. (2) Includes First Hawaiian, Bank of Hawaii, American Savings, Central Pacific, Territorial Bancorp, Hawaii National. 4Q21 cost o f deposits based on publicly available company reported information. (3) Includes all U.S. bank holding companies excluding Hawaii - based banks. 4Q21 cost of deposits based on publicly available compan y reported information. Hawaii banks experience more favorable deposit behavior across all rate cycles; Hawaii banks experienced a deposit beta ( ¹ ) of ~34% vs. ~47% for broader U.S. banks during the last rising rate cycle 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% 6.00% 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q Hawaii Banks² U.S. Banks³ Fed Funds 11bps Current Funding Advantage 3.32% 2.01% 5.25% 131 bps Funding Advantage 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 0.06% 0.17% 0.08% 2021

GAAP TO NON-GAAP RECONCILIATIONS

First Hawaiian, Inc.

We present net interest income, noninterest income, noninterest expense, efficiency ratio, net income, pre-tax, pre-provision earnings, basic and diluted earnings per share and the related ratios described below, on an adjusted, or "core," basis, each a non-GAAP financial measure. These core measures exclude from the corresponding GAAP measure the impact of certain items that we do not believe are representative of our financial results. We believe that the presentation of these non-GAAP financial measures helps identify underlying trends in our business from period to period that could otherwise be distorted by the effect of certain expenses, gains and other items included in our operating results. We believe that these core measures provide useful information about our operating results and enhance the overall understanding of our past performance and future performance. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition.

Core efficiency ratio, core return on average total assets and core return on average total stockholders' equity are non-GAAP financial measures. We compute our core efficiency ratio as the ratio of core noninterest expense to the sum of core net interest income and core noninterest income. We compute our core return on average total assets as the ratio of core net income to average total assets. We compute our core return on average total stockholders' equity as the ratio of core net income to average total stockholders' equity.

Return on average tangible stockholders' equity, core return on average tangible stockholders' equity, return on average tangible assets, core return on average tangible assets and tangible stockholders' equity to tangible assets and tangible book value per share are non-GAAP financial measures. We compute our return on average tangible stockholders' equity as the ratio of net income to average tangible stockholders' equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders' equity. We compute our core return on average tangible stockholders' equity as the ratio of core net income to average tangible stockholders' equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders' equity. We compute our return on average tangible assets as the ratio of net income to average tangible assets, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total assets. We compute our core return on average tangible assets as the ratio of core net income to average tangible assets. We compute our average tangible stockholders' equity to average tangible assets as the ratio of average tangible stockholders' equity to average tangible assets, each of which we calculate by subtracting (and thereby effectively excluding) the value of our goodwill. We compute our tangible book value per share as the ratio of tangible stockholders' equity to outstanding shares. We believe that these measurements are useful for investors, regulators, management and others to evaluate financial performance and capital adequacy relative to other financial institutions. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results or financial condition as reported under GAAP.

The following tables provide a reconciliation of these non-GAAP financial measures with their most directly comparable GAAP measures.

22

GAAP TO NON-GAAP RECONCILIATION

First Hawaiian, Inc.

(dollars in thousands, except per share amounts)	For the Three Months Ended December 31, 2021	For the Three Months Ended September 30, 2021	For the Three Months Ended December 31, 2020	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020
Income Statement Data:					
Net income	$ 57,022	$ 64,279	$ 61,739	$ 265,735	$ 185,754
Core net income	$ 68,013	$ 65,819	$ 65,288	$ 279,229	$ 189,378
Average total stockholders' equity	$ 2,675,513	$ 2,738,540	$ 2,732,271	$ 2,708,370	$ 2,698,853
Less: average goodwill	995,492	995,492	995,492	995,492	995,492
Average tangible stockholders' equity	$ 1,680,021	$ 1,743,048	$ 1,736,779	$ 1,712,878	$ 1,703,361
Average total assets	$ 25,650,505	$ 25,058,085	$ 22,468,040	$ 24,426,258	$ 21,869,064
Less: average goodwill	995,492	995,492	995,492	995,492	995,492
Average tangible assets	$ 24,655,013	$ 24,062,593	$ 21,472,548	$ 23,430,766	$ 20,873,572
Return on average total stockholders' equity[1]	8.46 %	9.31 %	8.99 %	9.81 %	6.88 %
Core return on average total stockholders' equity (non-GAAP)[1]	10.09 %	9.54 %	9.51 %	10.31 %	7.02 %
Return on average tangible stockholders' equity (non-GAAP)[1]	13.47 %	14.63 %	14.14 %	15.51 %	10.91 %
Core return on average tangible stockholders' equity (non-GAAP)[1]	16.06 %	14.98 %	14.95 %	16.30 %	11.12 %
Return on average total assets[1]	0.88 %	1.02 %	1.09 %	1.09 %	0.85 %
Core return on average total assets (non-GAAP)[1]	1.05 %	1.04 %	1.16 %	1.14 %	0.87 %
Return on average tangible assets (non-GAAP)[1]	0.92 %	1.06 %	1.14 %	1.13 %	0.89 %
Core return on average tangible assets (non-GAAP)[1]	1.09 %	1.09 %	1.21 %	1.19 %	0.91 %

[1] Annualized for the three months ended December 31, 2021, September 30, 2021 and December 31, 2020

	As of December 31, 2021	As of September 30, 2021	As of December 31, 2020
Balance Sheet Data:			
Total stockholders' equity	$ 2,656,912	$ 2,711,734	$ 2,744,104
Less: goodwill	995,492	995,492	995,492
Tangible stockholders' equity	$ 1,661,420	$ 1,716,242	$ 1,748,612
Total assets	$ 24,992,410	$ 25,548,322	$ 22,662,831
Less: goodwill	995,492	995,492	995,492
Tangible assets	$ 23,996,918	$ 24,552,830	$ 21,667,339
Shares outstanding	127,502,472	128,255,570	129,912,272
Total stockholders' equity to total assets	10.63 %	10.61 %	12.11 %
Tangible stockholders' equity to tangible assets (non-GAAP)	6.92 %	6.99 %	8.07 %
Book value per share	$ 20.84	$ 21.14	$ 21.12
Tangible book value per share (non-GAAP)	$ 13.03	$ 13.38	$ 13.46

23

GAAP TO NON-GAAP RECONCILIATION

First Hawaiian, Inc.

(dollars in thousands, except per share amounts)	For the Three Months Ended December 31, 2021	September 30, 2021	December 31, 2020	For the Year Ended December 31, 2021	2020
Net interest income	**$ 137,327**	$ 132,593	$ 135,227	**$ 530,559**	$ 535,734
Core net interest income (non-GAAP)	**$ 137,327**	$ 132,593	$ 135,227	**$ 530,559**	$ 535,734
Noninterest income	**$ 41,573**	$ 50,104	$ 53,598	**$ 184,916**	$ 197,380
Losses (gains) on sale of securities	**—**	—	12	**(102)**	114
Costs associated with the sale of stock[1]	**6,014**	—	4,828	**6,014**	4,828
Core noninterest income (non-GAAP)	**$ 47,587**	$ 50,104	$ 58,438	**$ 190,828**	$ 202,322
Noninterest expense	**$ 108,749**	$ 101,036	$ 88,127	**$ 405,479**	$ 367,672
Loss on litigation	**—**	(2,100)	—	**(2,100)**	—
One-time items[2]	**(8,974)**	—	—	**(10,134)**	—
Core noninterest expense (non-GAAP)	**$ 99,775**	$ 98,936	$ 88,127	**$ 393,245**	$ 367,672
Net income	**$ 57,022**	$ 64,279	$ 61,739	**$ 265,735**	$ 185,754
Losses (gains) on sale of securities	**—**	—	12	**(102)**	114
Costs associated with the sale of stock[1]	**6,014**	—	4,828	**6,014**	4,828
Loss on litigation	**—**	2,100	—	**2,100**	—
One-time noninterest expense items[2]	**8,974**	—	—	**10,134**	—
Tax adjustments[3]	**(3,997)**	(560)	(1,291)	**(4,652)**	(1,318)
Total core adjustments	**10,991**	1,540	3,549	**13,494**	3,624
Core net income (non-GAAP)	**$ 68,013**	$ 65,819	$ 65,288	**$ 279,229**	$ 189,378
Basic earnings per share	**$ 0.45**	$ 0.50	$ 0.48	**$ 2.06**	$ 1.43
Diluted earnings per share	**$ 0.44**	$ 0.50	$ 0.47	**$ 2.05**	$ 1.43
Efficiency ratio	**60.50 %**	55.07 %	46.59 %	**56.45 %**	50.10 %
Core basic earnings per share (non-GAAP)	**$ 0.53**	$ 0.51	$ 0.50	**$ 2.17**	$ 1.46
Core diluted earnings per share (non-GAAP)	**$ 0.53**	$ 0.51	$ 0.50	**$ 2.16**	$ 1.45
Core efficiency ratio (non-GAAP)	**53.71 %**	53.92 %	45.43 %	**54.30 %**	49.77 %

1) Costs associated with the sale of stock for both the three and twelve months ended December 31, 2021 and 2020 related to changes in the valuation of the funding swap entered into with the buyer of our Visa Class B restricted sales in 2016.
2) One-time items for the three and twelve months ended December 31, 2021 consisted of fees related to the prepayment of $200.0 million of Federal Home Loan Bank advances. Additionally, one-time items for the twelve months ended December 31, 2021 consisted of severance costs.
3) Represents the adjustments to net income, tax effected at the Company's effective tax rate for the respective period.

24

GAAP TO NON-GAAP RECONCILIATION - ANNUAL

First Hawaiian, Inc.

(Dollars in millions, except per share data)	As of and for the Twelve Months Ended December 31,										
	2021	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Net Income	$265.7	$185.8	$ 284.4	$ 264.4	$ 183.7	$230.2	$213.8	$216.7	$214.5	$211.1	$199.7
Basic EPS	$2.06	$1.43	$2.14	$1.93	$1.32	$1.65	$1.53	$1.55	$1.54	$1.68	$1.80
Diluted EPS	$2.05	$1.43	$2.13	$1.93	$1.32	$1.65	$1.53	$1.55	$1.54	$1.68	$1.80
Core Net Income	**$279.2**	**$189.4**	**$291.8**	**$286.7**	**$230.4**	**$217.1**	**$196.3**	**$201.6**	**$205.0**	**$196.7**	**$198.0**
Average Total Stockholders' Equity	$2,708.4	$2,698.9	$ 2,609.4	$ 2,457.8	$ 2,538.3	$2,568.2	$2,735.8	$2,698.4	$2,667.4	$2,664.2	$2,640.6
Less: Average Goodwill	995.5	995.5	995.5	995.5	995.5	995.5	995.5	995.5	995.5	995.5	995.5
Average Tangible Stockholders' Equity	**$1,712.9**	**$1,703.4**	**$ 1,613.9**	**$ 1,462.3**	**$ 1,542.8**	**$1,572.7**	**$1,740.3**	**$1,702.9**	**$1,672.0**	**$1,668.7**	**$1,645.1**
Total Stockholders' Equity	2,656.9	2,744.1	2,640.3	2,524.8	2,532.6	2,476.5	2,736.9	2,675.0	2,651.1	2,654.2	2,677.4
Less: Goodwill	995.5	995.5	995.5	995.5	995.5	995.5	995.5	995.5	995.5	995.5	995.5
Tangible Stockholders' Equity	**$1,661.4**	**$1,748.6**	**$ 1,644.8**	**$ 1,529.3**	**$ 1,537.1**	**$1,481.0**	**$1,741.4**	**$1,679.5**	**$1,655.6**	**$1,658.7**	**$1,681.9**
Average Total Assets	24,426.3	21,869.1	20,325.7	20,247.1	19,942.8	19,334.7	18,785.7	17,493.2	16,653.6	16,085.7	15,246.8
Less: Average Goodwill	995.5	995.5	995.5	995.5	995.5	995.5	995.5	995.5	995.5	995.5	995.5
Average Tangible Assets	**$23,430.8**	**$20,873.6**	**$ 19,330.2**	**$ 19,251.6**	**$ 18,947.3**	**$18,339.2**	**$17,790.2**	**$16,497.7**	**$15,658.1**	**$15,090.2**	**$14,251.3**
Total Assets	24,992.4	22,662.8	20,166.7	20,695.7	20,549.5	19,661.8	19,352.7	18,133.7	17,118.8	16,646.7	15,839.4
Less: Goodwill	995.5	995.5	995.5	995.5	995.5	995.5	995.5	995.5	995.5	995.5	995.5
Tangible Assets	**$23,996.9**	**$21,667.3**	**$ 19,171.2**	**$ 19,700.2**	**$ 19,554.0**	**$18,666.3**	**$18,357.2**	**$17,138.2**	**$16,123.3**	**$15,651.2**	**$14,843.9**
Return on Average Total Stockholders' Equity	9.81%	6.88%	10.90%	10.76%	7.24%	8.96%	7.81%	8.03%	8.04%	7.92%	7.56%
Core Return on Average Total Stockholder's Equity (non-GAAP)	**10.31%**	**7.02%**	**11.18%**	**11.67%**	**9.08%**	**8.45%**	**7.18%**	**7.47%**	**7.68%**	**7.38%**	**7.50%**
Return on Average Tangible Stockholders' Equity (non-GAAP)	**15.51%**	**10.91%**	**17.62%**	**18.08%**	**11.91%**	**14.64%**	**12.28%**	**12.72%**	**12.83%**	**12.65%**	**12.14%**
Core Return on Average Tangible Stockholder's Equity (non-GAAP)	**16.30%**	**11.12%**	**18.08%**	**19.61%**	**14.93%**	**13.80%**	**11.28%**	**11.84%**	**12.26%**	**11.79%**	**12.04%**
Return on Average Total Assets	1.09%	0.85%	1.40%	1.31%	0.92%	1.19%	1.14%	1.24%	1.29%	1.31%	1.31%
Core Return on Average Total Assets (non-GAAP)	**1.14%**	**0.87%**	**1.44%**	**1.42%**	**1.16%**	**1.12%**	**1.05%**	**1.15%**	**1.23%**	**1.22%**	**1.30%**
Return on Average Tangible Assets (non-GAAP)	**1.13%**	**0.89%**	**1.47%**	**1.37%**	**0.97%**	**1.26%**	**1.20%**	**1.31%**	**1.37%**	**1.40%**	**1.40%**
Core Return on Average Tangible Assets (non-GAAP)	**1.19%**	**0.91%**	**1.51%**	**1.49%**	**1.22%**	**1.18%**	**1.10%**	**1.22%**	**1.31%**	**1.30%**	**1.39%**

Note: Totals may not sum due to rounding.

25

GAAP TO NON-GAAP RECONCILIATION - ANNUAL

First Hawaiian, Inc.

	For the Fiscal Year Ended December 31,										
(Dollars in millions)	2021	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Net Interest Income	$ 530.6	$ 535.7	$ 573.4	$ 566.3	$ 528.8	$ 491.7	$ 461.3	$ 443.8	$ 439.0	$ 447.5	$ 470.0
Accounting Change (ASC 310 Adjustment)	–	–	–	–	–	–	–	–	(4.3)	–	–
Early Buyout on Lease	–	–	–	–	–	–	–	(3.1)	–	–	–
Early Loan Termination(1)	–	–	–	–	–	–	(4.8)	–	–	–	–
Core Net Interest Income (Non-GAAP)	**$ 530.6**	**$ 535.7**	**$ 573.4**	**$ 566.3**	**$ 528.8**	**$ 491.7**	**$ 456.5**	**$ 440.7**	**$ 434.7**	**$ 447.5**	**$ 470.0**
Noninterest Income(2)	$ 184.9	$ 197.4	$ 192.5	$ 179.0	$ 205.6	$ 226.0	$ 219.1	$ 216.0	$ 214.4	$ 219.1	$ 200.2
OTTI Losses on Available-For-Sale Securities	–	–	–	24.1	–	–	–	–	–	–	–
Loss (Gain) on Sale of Securities	(0.1)	0.1	2.7	–	–	(4.6)	(7.7)	–	(0.2)	(16.7)	(1.7)
Costs (Gain) associated with the Sale of Stock (Visa/MasterCard) (3)	6.0	4.8	4.5	–	–	(22.7)	(4.6)	(20.8)	(11.1)	–	–
Gain on Sale of Bank Properties	–	–	–	–	(6.9)	–	(3.4)	–	(0.4)	(6.4)	–
Other Adjustments(1)(4)	–	–	–	–	–	–	(7.5)	–	–	–	(0.9)
Core Noninterest Income (Non-GAAP)	**$ 190.8**	**$ 202.3**	**$ 199.7**	**$ 203.1**	**$ 198.7**	**$ 198.8**	**$ 195.9**	**$ 195.1**	**$ 202.7**	**$ 196.0**	**$ 197.6**
Noninterest Expense(2)	$ 405.5	$ 367.7	$ 370.4	$ 365.0	$ 347.6	$ 337.3	$ 327.3	$ 304.4	$ 296.7	$ 301.9	$ 311.7
Loss on Litigation Settlement	(2.1)	–	–	(4.1)	–	–	–	–	–	–	–
Non-Recurring Items(5)	(10.1)	–	(2.8)	(2.3)	(5.5)	(6.2)	–	–	(0.7)	(0.7)	–
Core Noninterest Expense (Non-GAAP)	**$ 393.2**	**$ 367.7**	**$ 367.6**	**$ 358.6**	**$ 342.1**	**$ 331.1**	**$ 327.3**	**$ 304.4**	**$ 296.0**	**$ 301.2**	**$ 311.7**
Income Before Provision for Income Taxes	$ 349.0	$ 243.7	$ 381.7	$ 358.2	$ 368.4	$ 371.8	$ 343.2	$ 344.2	$ 344.5	$ 329.8	$ 316.4
Provision For Credit Losses	(39.0)	121.7	13.8	22.2	18.5	8.6	9.9	11.1	12.2	34.9	42.1
Pre-Tax Core Adjustments	18.1	4.9	10.0	30.5	(1.4)	(21.1	(28.0)	(23.9)	(15.3)	(22.4)	(2.6)
Core Pre-Tax, Pre-Provision Earnings (Non-GAAP)	**$ 328.1**	**$ 370.3**	**$ 405.5**	**$ 410.8**	**$ 385.4**	**$ 359.3**	**$ 325.1**	**$ 331.5**	**$ 341.4**	**$ 342.3**	**$ 355.9**

Note: Totals may not sum due to rounding.

(1) Adjustments that are not material to our financial results have not been presented for certain periods.

(2) Noninterest income and expenses prior to 2017 have been revised from the amounts previously reported to reflect the reclassifications described in the footnote to Table 1 of the fourth quarter 2017 earnings release.

(3) Costs associated with the sale of stock for the years ended December 31, 2021, 2020 and 2019 related to changes in the valuation of the funding swap entered into with the buyer of our Visa Class B restricted sales in 2016. Gains associated with the sale of stock for the years ended December 31, 2013 through December 31, 2016 related to the sale of MasterCard stock.

(4) Other adjustments include a one-time MasterCard signing bonus and a recovery of an investment that was previously written down.

(5) One-time items for the year ended December 31, 2021 consisted of fees related to the prepayment of $200 million of Federal Home Loan Bank advances and severance costs. One-time items for the year ended December 31, 2019 included a nonrecurring payment to a former executive of the Company pursuant to the Bank's Executive Change-in-Control Retention Plan, nonrecurring offering costs and the loss on our funding swap as a result of a 2019 decrease in the conversion rate of our Visa Class B restricted shares sold in 2016. One-time items for the year ended December 31, 2018 included public company transition-related costs, the loss on our funding swap as a result of a 2018 decrease in the conversion rate of the aforementioned Visa Class B restricted shares and nonrecurring offering costs. One-time items for the year-ended December 31, 2017 included salaries and benefits stemming from the Tax Act, nonrecurring offering costs and public company transition-related costs. One-time items for the year-ended December 31, 2016 included public company transition-related costs and nonrecurring offering costs.

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GAAP TO NON-GAAP RECONCILIATION - ANNUAL

First Hawaiian, Inc.

(Dollars in millions, except per share data)	For the Fiscal Year Ended December 31,										
	2021	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Net Income	$ 265.7	$ 185.8	$ 284.4	$ 264.4	$ 183.7	$ 230.2	$ 213.8	$ 216.7	$ 214.5	$ 211.1	$ 199.7
Accounting Change (ASC 310 Adjustment)	–	–	–	–	–	–	–	–	(4.3)	–	–
Early Buyout on Lease	–	–	–	–	–	–	–	(3.1)	–	–	–
Early Loan Termination[1]	–	–	–	–	–	–	(4.8)	–	–	–	–
OTTI Losses on Available-For-Sale Debt Securities	–	–	–	24.1	–	–	–	–	–	–	–
Loss (Gain) on Sale of Securities	(0.1)	0.1	2.7	–	–	(4.6)	(7.7)	–	(0.2)	(16.7)	(1.7)
Costs (Gain) associated with the Sale of Stock (Visa/MasterCard)[2]	6.0	4.8	4.5	–	–	(22.7)	(4.6)	(20.8)	(11.1)	–	–
Gain on Sale of Real Estate	–	–	–	–	(6.9)	–	(3.4)	–	(0.4)	(6.4)	–
Loss on Litigation Settlement	2.1	–	–	4.1	–	–	–	–	–	–	–
Other Adjustments[1],[3]	–	–	–	–	–	–	(7.5)	–	–	–	(0.9)
Non-Recurring Items[4]	10.1	–	2.8	2.3	5.5	6.2	–	–	0.7	0.7	–
Pre-Tax Core Adjustments	18.1	4.9	10.0	30.5	(1.4)	(21.1)	(28.0)	(23.9)	(15.3)	(22.4)	(2.6)
Tax Reform Bill	–	–	–	–	47.6	–	–	–	–	–	–
Tax Adjustments[5]	(4.6)	(1.3)	(2.6)	(8.2)	0.6	8.0	10.6	8.9	5.8	8.1	1.0
Total Core Adjustments	13.5	3.6	7.4	22.3	46.7	(13.1)	(17.5)	(15.0)	(9.5)	(14.3)	(1.7)
Core Net Income (Non-GAAP)	**$ 279.2**	**$ 189.4**	**$ 291.8**	**$ 286.7**	**$ 230.4**	**$ 217.1**	**$ 196.3**	**$ 201.6**	**$ 205.0**	**$ 196.7**	**$ 198.0**
Core Basic EPS (Non-GAAP)	**$ 2.17**	**$ 1.46**	**$ 2.14**	**$ 2.09**	**$ 1.65**	**$ 1.56**	**$ 1.41**	**$ 1.45**	**$ 1.47**	**$ 1.57**	**$ 1.79**
Core Diluted EPS (Non-GAAP)	**$2.16**	**$ 1.45**	**$ 2.13**	**$ 2.09**	**$ 1.65**	**$ 1.56**	**$ 1.41**	**$ 1.45**	**$ 1.47**	**$ 1.57**	**$ 1.79**

Note: Totals may not sum due to rounding.

(1) Adjustments that are not material to our financial results have not been presented for certain periods.

(2) Costs associated with the sale of stock for the years ended December 31, 2021, 2020 and 2019 related to changes in the valuation of the funding swap entered into with the buyer of our Visa Class B restricted sales in 2016. Gains associated with the sale of stock for the years ended December 31, 2013 through December 31, 2016 related to the sale of MasterCard stock.

(3) Other adjustments include a one-time MasterCard signing bonus and a recovery of an investment that was previously written down.

(4) One-time items for the year ended December 31, 2021 consisted of fees related to the prepayment of $200 million of Federal Home Loan Bank advances and severance costs. One-time items for the year ended December 31, 2019 included a nonrecurring payment to a former executive of the Company pursuant to the Bank's Executive Change-in-Control Retention Plan, nonrecurring offering costs and the loss on our funding swap as a result of a 2019 decrease in the conversion rate of our Visa Class B restricted shares sold in 2016. One-time items for the year ended December 31, 2018 included public company transition-related costs, the loss on our funding swap as a result of a 2018 decrease in the conversion rate of the aforementioned Visa Class B restricted shares and nonrecurring offering costs. One-time items for the year-ended December 31, 2017 included salaries and benefits stemming from the Tax Act, nonrecurring offering costs and public company transition-related costs. One-time items for the year-ended December 31, 2016 included public company transition-related costs and nonrecurring offering costs.

(5) Represents the adjustments to net income, tax effected at the Company's effective tax rate, exclusive of one-time tax reform bill expense, for the respective period.

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